Exhibit 99(q)(5)

                             THE LIPPER FUNDS, INC.

                                   ADDENDUM TO

                    CODE OF ETHICS OF THE LIPPER FUNDS, INC.

     Reference is made to the Code of Ethics dated September 7, 2000 (the "Code") of The Lipper Funds, Inc. (the "Company"). This Addendum revises the Code as follows:

     1. The Lipper Merger Fund (the "Fund") has been added as a series to The Lipper Funds, Inc., and Lipper & Company, L.L.C. will serve as investment adviser to the Fund. Accordingly, Section II.9. of the Code shall be modified to read as follows:

          9. "Lipper" means Lipper & Company, L.L.C., the investment adviser for the Lipper U.S. Equity Fund, the Lipper High Income Bond Fund and the Lipper Merger Fund.



                                             THE LIPPER FUNDS, INC.


                                             By:
                                                -------------------------------
                                                Name:  Abraham Biderman
                                                Title: Executive Vice President

Dated: June 20, 2001